Exhibit 99.2

Management Change at Vistula

New York  – December 15th, 2006 - Vistula Communications Services, Inc. (OTCBB: VSTL; www.vistula.com), a global supplier of flexible and reliable Voice over Internet Protocol (“VoIP”) services to major telecommunications carriers and Internet service providers, announced today that Keith Markley President of Vistula USA Inc. as well as a member of the Board of Directors is resigning his positions.  Mr Markley has chosen to pursue personal interests outside the VoIP industry.  Rupert Galliers-Pratt, Chairman and CEO, Vistula commented “We would like to thank Keith for his contributions and wish him well in his future endeavours.”

About Vistula

Vistula Communications Services, Inc. (OTC Bulletin Board: VSTL) is a telecommunications company providing hosted, managed VoIP (Voice over Internet Protocol) services to carriers, cable operators, service providers and transit network operators. Vistula features solutions that enable telecommunications providers to rapidly deploy VoIP services over converged infrastructure through an integrated applications suite. Vistula trades on the OTCBB under the symbol: VSTL.  For more information visit www.vistula.com.

“Forward-Looking Statements”

This press release contains certain forward-looking statements within the meaning of the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof. Our actual results, performance or achievements may differ significantly from the results, performance or achievements discussed in or implied by the forward-looking statements. Factors that could cause such a difference include material changes in our business or prospects, difficulties obtaining financing to fund our operations, failure to establish brand recognition for our products, failure to retain existing customers or attract new customers, failure to compete effectively in our industry, general market and economic conditions, and other factors that are detailed from time to time in Vistula Communications Services ‘ SEC reports, including those detailed in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Vistula Communications Services disclaims any intent or obligation to update any forward-looking statements.